Exhibit 1
GALA MANAGEMENT SERVICES, INCORPORATED

TRUST AGREEMENT

GALA MANAGEMENT SERVICES, INC., a corporation organized and existing in accordance with the laws of the Republic of Panama by means of public deed No 5875, granted by Public Notary Fifth of the Circuit of Panama on July 23, 1981, recorded in the Public Registry Office, Microfilm Section (Mercantile), under Microjacket 075941, Film Roll 6659, Image 0080 (henceforth referred to herein as THE FIDUCIARY), for the one part, and for the other part THE ADMINISTRATIVE COMMITTEE, acting in conformity with the authorization provided for in Clause XXIX of the Trust Agreement entered into on March 1, 1987, by this means agree the following:

CLAUSES

FIRST: (THE AGREEMENT) This Trust Agreement shall be governed by the clauses and stipulations contained hereinafter; to the Panamanian legislation, in general, and, in particular, to Law 1 of January 5,1984, enacted by the Republic of Panama.

SECOND: (SETTLOR(S)) The parties agree that, in addition to GALINDO, ARIAS & LOPEZ, originally designated as SETTLOR in the contract of March 1, 1987, other persons may join this trust as SETTLORS, and designate beneficiaries. However, such joining as SETTLORS shall be limited only to individual applicants, insureds and/or owners of life insurance contracts (henceforth referred to as INSURANCE CONTRACTS) with CITIZENS INSURANCE COMPANY OF AMERICA (henceforth referred to as CICA), a wholly-owned subsidiary of CITIZENS, INC. (henceforth referred to as CITIZENS), provided however, THE FIDUCIARY shall have the right to reject any person, at its option, as a SETTLOR(S) and furthermore that said applicants, insureds or owners may not be citizens or residents of the United States of America, such applicants, insureds and owners being henceforth referred to herein as SETTLOR(S).

THIRD: (THE ENTRUSTED ASSETS) THE FIDUCIARY shall hold in its name, but exclusively in a fiduciary capacity, the following assets (hereinafter THE ENTRUSTED ASSETS):

a)    Policy dividends and retirement fund benefits which THE FIDUCIARY receives from CICA on behalf of SETTLOR(S) in accordance with the assignment of INSURANCE CONTRACT dividends (hereinafter referred, to as THE DIVIDENDS) executed by the SETTLOR(S).

b)   The class A common stock of CITIZENS (hereinafter referred to as THE STOCK) acquired and to be acquired from time to time by THE FIDUCIARY under the terms of this Agreement, or received or to be received due to consolidations, mergers and similar operations.

c)   The other amounts and extra amounts - over and above dividends of THE INSURANCE CONTRACTS and of THE STOCKS - (hereinafter THE ADDITIONAL AMOUNTS) that THE FIDUCIARY may directly or indirectly receive from SETTLOR(S); provided however, that said extra amounts may not annually be less than five hundred dollars (US$500) nor more than twenty-five thousand dollars (US$25,000), legal tender of the United States of America.

d)    The dividends from THE STOCK acquired by THE FIDUCIARY in compliance to this contract.

e)    The interest which may be earned on the funds received by THE FIDUCIARY, said funds being referred to in a), c) and d) of this clause.

Paragraph: The monies referred to in paragraphs a), c), d) and e) of this clause shall hereinafter be known as THE AMOUNTS.

FOURTH: (SETTLOR OR BENEFICIARIES) THE SETTLOR(S), or in the event of the death of a SETTLOR(S), the BENEFICIARIES of said SETTLOR(S) designated under his/her INSURANCE CONTRACT, or otherwise, shall be BENEFICIARY(IES) of this trust (henceforth referred to herein as the BENEFICIARY(IES)).

FIFTH: (PURPOSE OF THE TRUST) The purpose of this trust is to provide the SETTLOR(S) with an investment mechanism for THE AMOUNTS delivered to or received by THE FIDUCIARY, by means of the acquisition and accumulation of THE STOCK, which shall be held by THE FIDUCIARY in trust or in custody, as the case may be.

SIXTH: (ASSIGNMENT) For the purposes of this trust the SETTLOR(S) assign to THE FIDUCIARY, by this means, or shall assign at the time of their incorporation to this trust, THE DIVIDENDS to be paid by CICA on THE INSURANCE CONTRACTS, as well as THE OTHER AMOUNTS.

SEVENTH: (DESTINATION OF FUNDS) THE FIDUCIARY, upon receiving THE AMOUNTS remitted directly or indirectly by SETTLOR(S)or CICA, shall immediately deposit same in THE FIDUCIARY name in a money market of interest bearing savings account or short-term certificate of deposit, whichever is in the best interest at the time of receipt, in a first line bank or with a USA securities firm, with the intent that said deposits shall earn interest until invested in THE STOCK.

THE FIDUCIARY shall, at its sole discretion as to timing of purchases, quantities and price to pay, acquire THE STOCK for the SETTLOR(S) trust in the USA open stock market through a USA securities firm. Notwithstanding the foregoing, should THE STOCK, for any reason, not be readily available in the marketplace, THE FIDUCIARY may purchase same directly from CICA or CITIZENS without a securities firm mediation, or at its discretion, from SETTLOR(S) liquidating all or part of their interest in the trust, or abstain from purchasing same if to its exclusive judgement the acquisition of STOCK could be regarded as a violation of its duties as THE FIDUCIARY or is inconvenient to SETTLOR(S) interests.

It is expressly provided that THE FIDUCIARY shall abstain from purchasing THE STOCK, upon receipt of written notice to it by two-thirds of the SETTLOR(S) instructing it not to purchase for their account additional STOCK. In such a case, THE FIDUCIARY shall proceed in accordance with clause XXII hereunder.

EIGHT: (NO LIENS OR ENCUMBRANCES) THE FIDUCIARY can use and invest the trust assets only for the purposes outlined in this Trust Agreement and, unless necessary to make a partial distribution to SETTLOR(S) or pay the trust expenses (including THE FIDUCIARY’S fees), it shall not sell, mortgage, pledge, hypothecate or otherwise in anyway further entrust any of the trust assets.

NINTH: (PROPORTIONALITY) As THE FIDUCIARY purchases THE STOCK, it shall distribute same on a pro rata basis between those SETTLOR(S) with whose funds the purchases were made.

Interests shall be distributed with the same criterion, while the expenses shall be divided in proportion to SETTLOR(S) respective aggregate account balance.

Should fractions result when making a STOCK distribution among SETTLORS, then THE FIDUCIARY shall eliminate fractions lesser to a half and shall adjudicate same those having fractions greater to a half, making upwards roundings.

TENTH: (STATEMENTS OF ACCOUNT) Every three (3) months, from the date of their joining the trust, and to their last known address, THE FIDUCIARY shall send to SETTLORS a statement of account, in which the following information shall be presented:

a)    The SETTLOR(S) current year total, THE AMOUNTS, received by the trust from or for his/her account.

b)    The quantity of STOCK held by the trust and then current market value thereof which relates to the SETTLOR(S) interest in the trust.

c)    The cash amount held by the trust which relates to the SETTLOR(S) interest in the trust.

d)    The total expenses incurred by the trust year to date.

ELEVENTH: (LIQUIDATIONS) SETTLOR(S) shall at all times have the right to request, by means of a written communication addressed to THE FIDUCIARY, that all or part of SETTLOR(S) interest in the trust be issued to SETTLOR(S); provided however, that should it be a partial liquidation, SETTLOR(S) shall be required to maintain in the trust (in STOCK at bid market value and cash) at all times, an amount equal to at least eighty percent (80%) of the SETTLOR(S) total annual interest in the trust; and further provided, that with regard to SETTLOR(S) part of the trust to this date, this limitation shall not become effective until ninety (90) days from the date this document is mailed to them.

In the event of a total liquidation of SETTLOR(S) rights, termination of this trust, or death of SETTLOR(S), then THE FIDUCIARY shall cause to be issued to the SETTLOR(S), or SETTLOR(S) BENEFICIARY0ES) or a new fiduciary, as the case may be, upon receipt of proper documented written request, the part of his/her interest in THE ENTRUSTED ASSETS, or the total ENTRUSTED ASSETS (if to a new fiduciary).

THE FIDUCIARY shall comply with SETTLOR(S) instructions given to the effect and, in the absence of instructions, SETTLOR(S) interest in THE ENTRUSTED ASSETS shall be delivered in the most practical and safe manner. Notwithstanding the foregoing, should the instructions be inconvenient, confuse, contradictory, complicated or risky, then THE FIDUCIARY may choose the simplest method and manner to deliver SETTLOR(S) interest in THE ENTRUSTED ASSETS.

When liquidating the totality of SETTLOR(S) interest in the trust, all of SETTLOR(S) rights and obligations hereunder shall immediately terminate.

TWELFTH: (SETTLEMENT AUTHORITY OF THE FIDUCIARY) At all times and at any moment during the duration of this trust and should THE FIDUCIARY deem it convenient, it may transfer to one or more SETTLOR(S), even if never requested, SETTLOR(S) interest in THE STOCK. However, if THE FIDUCIARY decides to make such transfer, it may keep THE STOCK in custody, ceasing the rights derived from the fiduciary relationship and coming forth with those of a deposit/custody contract, provided that in such a case the depository (THE FIDUCIARY) shall be empowered by SETTLOR(S) to directly or through a securities firm, sell THE STOCK to their benefit, but not to exercise the voting rights.

In the event of a total or partial liquidation, THE FIDUCIARY shall have the exclusive right to decide how SETTLOR(S) interest in the trust shall be delivered to SETTLOR(S) or SETTLOR(S) BENEFICIARY(IES); that is, if in STOCK, cash or a combination of both.

THIRTEENTH: (AUDIT) Annually, at the expense of the trust, during the month of January, there shall be an audit of the trust and all accounts of THE FIDUCIARY related to this trust, including trust expenses. Said audit shall be performed by an independent public auditing firm with offices in the Republic of Panama. The selection of an auditor shall be made by THE FIDUCIARY; however, THE ADMINISTRATIVE COMMITTEE shall have the right to designate the auditor should it so elect, in which case said designation shall prevail.

FOURTEENTH: (LIMITATION OF RESPONSIBILITY) THE FIDUCIARY shall only be responsible for fraud or gross negligence and it shall not incur any kind of liability for errors of others.

FIFTEENTH: (TAXES, EXPENSES AND EXPENSE FUND) THE FIDUCIARY is hereby expressly authorized to pay out of THE ENTRUSTED ASSETS or the income it produces, THE FIDUCIARY’S fees and expenses incurred by the trust, as well as all taxes, assessments and liabilities of any nature which may be incurred by the trust or THE ENTRUSTED ASSETS, provided that in no case shall THE FIDUCIARY’S own patrimony be compromised.

THE FIDUCIARY, for the purpose of paying the expenses mentioned above, is authorized to establish a special expense account to cover the expenditures occasioned by the trust, including its fees. The expenses of the trust shall be allocated on a pro rata basis to each respective SETTLOR(S) account.

SIXTEENTH: (BASIS OF FEES) For services (fiduciary or custody) rendered by THE FIDUCIARY to or for SETTLOR(S), THE FIDUCIARY shall receive fees in accordance to the following table:

a)   0.50% annually on the first US$500,000.

b)   1.00% annually on sums from US$500,001 through US$1,000,000.

c)   1.50% annually on sums from US$1,000,001 through US$2,000,000.

d)   1.25% annually on sums from US$2,000,001 through US$3,000,000.

e)   1.00% annually on sums from US$3,000,001 through US$4,000,000.

f)   0.75% annually on sums from US$4,000,001 through US$5,000,000.

g)   0.50% annually on sums in excess of US$5,000,000.

The fees shall be computed annually on the totality of the amounts given to THE FIDUCIARY and said fees shall be paid monthly.

SEVENTEENTH: (OPERATIONAL EXPENSES DEFINED) The Operational Expenses of the trust shall be limited to the items which follow:

Attorney’s fees, auditors’ fees, taxes, postage, cables, telexes, long-distance telephone calk, telefaxes, stockbroker commissions, transfers of stocks, cargo expenses, insurance premiums, performance bond premiums, and any other operational expenses, which may be deemed necessary for proper administration of the trust.

EIGHTEENTH: (NOTIFICATIONS) THE FIDUCIARY is obligated to immediately notify the SETTLOR(S), at SETTLOR(S) last address registered with the trust, of any informational requirement formulated by any regulatory authorities of Panama or the United States of America. In the same manner, the SETTLOR(S) shall be notified by THE FIDUCIARY of any new tax or assessment which may be enacted that would affect this trust or THE ENTRUSTED ASSETS in custody, as well as any investigation or legal action (civil or criminal) initiated by or on behalf of the authorities of the aforementioned countries.

NINETEENTH: (RENDERING OF ACCOUNTS) Notwithstanding anything herein to the contrary, upon receipt of a written request by THE ADMINISTRATIVE COMMITTEE, THE FIDUCIARY shall provide said Committee with a detailed account of its administration, including, but no limited to, all amounts received, all deposits made, all purchases of stock, as well as proof of existence and location of said stock, all interest, dividends and other amounts received, the distribution of THE STOCK to SETTLOR(S), settlements made, and all administration expenses and FIDUCIARY fees incurred by the trust.

TWENTIETH: (INDEMNIFICATION) The SETTLOR(S) and the BENEFTCIARY(IES) shall indemnify THE FIDUCIARY, its employees, directors, officers, agents, representatives, managers and administrators, and hold them harmless and free from any and all liability or damage which any one of them may suffer as a result of any legally imposed fine or penalty arising from the operation of this trust for SETTLOR(S), provided such event shall not have occurred as a result of gross negligence or a fraudulent act on the part of THE FIDUCIARY and/or the others mentioned above affiliated therewith.

TWENTY-FIRST: (SURETY BOND) THE FIDUCIARY shall be required to secure and maintain, at all times, a surety bond to protect SETTLOR(S) and/or BENEFICIARY(IES) against fraudulent acts, thefts or larceny committed by THE FIDUCIARY or its employees or associates. Said bond will be secured from and issued by a bonding or insurance company authorized to operate in the Republic of Panama for a bond amount which may, from time to time, be increased or decreased by written request of THE ADMINISTRATIVE COMMITTEE. Initially said bond shall not be less than two hundred fifty thousand dollars (US$250,000).

TWENTY-SECOND: (TERMINATION) This Trust Agreement shall be automatically terminated and distribution of all ENTRUSTED ASSETS made to SETTLOR(S) or delivered to a new fiduciary (appointed by THE ADMINISTRATIVE COMMITTEE or a Circuit Judge of Panama) should any of the events set forth in Panama Law 1 of 1984 as to reasons for termination occur, or if the termination is requested by two-thirds of SETTLOR(S).

Upon termination of the trust for any reason, THE FIDUCIARY shall, within reasonable time, render a full and final account of the trust to the SETTLOR(S) and to THE ADMINISTRATIVE COMMITTEE, having the right to retain any fees not previously paid and expenses not previously reimbursed at the time of transfer, provided it has in no way breached its responsibilities hereunder.

TWENTY-THIRD: (VOTING RIGHTS) When acting as fiduciary or as custodian, THE FIDUCIARY shall not have the voting right of THE STOCK. SETTLOR(S) have such right. However, if SETTLOR(S) so instructed, THE FIDUCIARY may exercise such voting right when provided a proxy by SETTLOR(S).

TWENTY-FOURTH: (PAYMENT OF LEGAL EXPENSES) SETTLOR(S) shall bear notarial expenses, stamp taxes and lawyers’ fees caused in connection with the drafting, modification, authentication, protocolization, etc., of this agreement.

TWENTY-FIFTH: (CONFIDENTIALITY) THE FIDUCIARY, its employees, directors and associates are hereby bound to maintain this trust, its condition as fiduciary and the identity of SETTLOR(S) and BENEFICIARY(IES) in strict secrecy.

Notwithstanding the foregoing, THE FIDUCIARY may disclose all or part of the information related to this trust and the custody, if required by any competent authority of Panama or of the United States. Likewise, THE FIDUCIARY may also disclose information to authorities of other countries, if requested in connection with criminal activities.

TWENTY-SIXTH: (DOMICILE) This trust shall be domiciled on the sixth floor of the Edificio Fiduciario, located at 200 Via Espana, Panama, Republic of Panama, which is THE FIDUCIARY’S domicile.

TWENTY-SEVENTH: (AUTHORITY TO RESIGN) THE FIDUCIARY is hereby authorized to resign as depository/custodian as well as THE FIDUCIARY of this trust, upon reasonable notice in writing of its intent to resign being given to THE ADMINISTRATIVE COMMITTEE. In such event THE ADMINISTRATIVE COMMITTEE shall appoint a new trust entity, or the procedure outlined in the TWENTY-SECOND clause hereof shall control should THE ADMINISTRATIVE COMMITTEE fail to designate a new trust entity.

TWENTY-EIGHTH: (ADMINISTRATIVE COMMITTEE AND MODIFICATIONS TO THE TRUST) The SETTLOR set forth by name in the SECOND clause hereof shall appoint from one to five persons to serve as members on the ADMINISTRATIVE COMMITTEE, who shall serve thereafter for one year or until their successors shall be appointed by said SETTLOR, which committee shall have all authority assigned to it in this Agreement. THE FIDUCIARY and THE ADMINISTRATIVE COMMITTEE, when the majority of its members are in agreement, may effect without reservation any modification to this document they deem necessary.

TWENTY-NINTH: (IRREVOCABILITY) Except for the right of the SETTLOR(S) to request total or partial settlements of their respective interest in the trust, under the limits set forth in the ELEVENTH clause hereof, this trust is irrevocable. However, SETTLOR(S) have the right to terminate the custody, should it exist.

THIRTIETH: (RESIDENT AGENT) The resident agent for this trust is the law firm GALINDO, ARIAS & LOPEZ, with offices at Na 200 Via Espana, Panama, Republic of Panama.

THIRTY-FIRST: This Agreement, by authority vested in THE ADMINISTRATIVE COMMITTEE in clause TWENTY-NINE of the Agreement dated March 1, 1987, replaces and supersedes all prior agreements between THE FIDUCIARY and SETTLOR (therein referred to as INSUREDS) and cannot be rescinded, modified or changed, except as provided in TWENTY-EIGHTH clause hereof.

For the record, this Agreement is signed in triplicate in the city of Panama, Republic of Panama, on the 1st day of July, 1990.

By:	/s/ Alfonso Arias	By:	/s/ Tomas Herrera
	ALFONSO ARIAS (PE-1-516)		TOMAS H. HERRERA (8-99-303)
	Administrative Committee		The Fiduciary

Fiduciario Building, 6th Floor - Via España, 200 - Panama, Republic of Panama